                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 14, 2002

                            STEEL CITY PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                              0-2572                            55-0437067
  (State or other jurisdiction of          (Commission file number)       (IRS Employer Identification No.)
           Incorporation)

    2751 Centerville Road Suite 3131
           Wilmington, Delaware                                                           19803
  (Address of principal executive offices)                                              (Zip code)

                                 (817) 416-0717
              (Registrant's telephone number, including area code)


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Item 5. Other Events

On August 14th a customer of Steel City Products, Inc. ("SCPI"), Ames Department Stores, a customer of Steel City Products, Inc. ("SCPI") that was operating under Chapter 11 bankruptcy protection, announced its plans to cease operations and liquidate its business. SCPI had ceased shipments to Ames on August 9th.

During Ames' Chapter 11 proceeding, SCPI had been shipping Ames on restricted credit terms and a substantial portion of the post-petition amount owed by Ames on August 14th is the subject of a reclamation claim by the Company that has already been filed. While it is too soon to determine what SCPI may recover on its post- and pre-petition receivables from Ames, management believes that the total bad debt relating to Ames after applying existing bad debt reserves, which amount will be reported in SCPI's third quarter results, will be between $100,000 and $175,000, which amount will be reported in SCPI's third quarter results.

During its current fiscal year SCPI's sales and profits have exceeded budget, in part due to sales to Ames. While the cessation of shipments to Ames is expected to have a short-term impact on SCPI's sales and profits, the Company anticipates that this will not materially affect its future results, especially in light of the growth of the new lawn and garden division.

This 8-k includes certain statements that fall within the definition of "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors' and customers' actions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company's filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks.

Item 7. Financial Statements and Exhibits

                                 Exhibits - None



                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   August 22, 2002                    STEEL CITY PRODUCTS, INC.

                                            By:  /s/ Maarten D. Hemsley
                                                -------------------------------
                                                   Maarten D. Hemsley
                                                   Chief Financial Officer